SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

The GDL Fund
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-8195443
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Corporate Center Rye, New York	10580-1422
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Transferable Subscription Rights Series B Cumulative Puttable and Callable Preferred Shares	The NASDAQ Stock Market LLC New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-149864

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.            Description of Registrant’s Securities to be Registered.

The sections captioned “Description of the Securities” in the Registrant’s form of Prospectus and “Summary of the Terms of the Series B Preferred Shares” in the Registrant’s form of Prospectus Supplement filed as part of the Registrant’s Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form N-2, File Nos. 333-149864 and 811-21969, as filed with the Securities and Exchange Commission on January 25, 2011, are incorporated herein by reference.

Item 2.            Exhibits.

The following exhibits have been filed with the Securities and Exchange Commission and are incorporated by reference to the Registrant’s Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form N-2, File Nos. 333-149864 and 811-21969, as filed with the Securities and Exchange Commission on January 25, 2011:

(1)	Amended Agreement and Declaration of Fund of Registrant

(2)	Statement of Preferences of the Series B Cumulative Puttable And Callable Preferred Shares

(3)	Amended & Restated By-Laws of Registrant

(4)	Form of Specimen for Series B Preferred Shares

(5)	Form of Subscription Certificate for Series B Preferred Shares

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

The GDL Fund
(Registrant)

By:	/s/ Bruce N. Alpert
	Name:	Bruce N. Alpert
	Title:	President and Principal Executive Officer

Date: February 23, 2011